CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2014, in the Registration Statement of Can-Fite Biopharma Ltd. dated April 8, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
April 8, 2014	A Member of Ernst & Young Global